                                                                    EXHIBIT 23.5

                      CONSENT OF DOUGLAS E. VAN HOUWELING

     I, Douglas E. Van Houweling, hereby consent to being named as a prospective director of Syntel, Inc. ("Syntel") in the S-1 Registration Statement of Syntel to be filed on or about June 6, 1997 (the "S-1"), and also consent to serve as a director of Syntel upon consummation of the public offering referred to in the S-1.

June 5, 1997

                                          /s/ DOUGLAS E. VAN HOUWELING

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                                          Douglas E. Van Houweling